EXHIBIT 10.54
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                  SETTLEMENT, RELEASE, AND SEVERANCE AGREEMENT

This Settlement, Release and Severance Agreement (hereinafter "Agreement") is made and entered into by and between Steven D. Simpson hereinafter referred to as the "Releasor" or "Employee" and Extended Systems Incorporated, a corporation, and its officers, principals, agents, employees, directors, representatives, insurers, and all other persons or entities acting for, by or through any of them (individually and/or collectively referred to herein as the "Releasees").

A. Whereas, the Releasor's date of hire with Extended Systems Incorporated (the "Company") was December 21, 1994.

B. Whereas, the Releasor's active employment with the Company will be terminated on August 18, 2003.

C. Whereas, the Company has agreed to pay severance in the amount of $375,000 (less taxes) which represents fifteen (15) months of base pay, plus an additional $11,794.20 in lieu of fringe benefits, to Releasee in exchange and as consideration for execution by Releasor of this Agreement.


Now therefore, in consideration of the agreements and covenants contained in this Settlement, Release, and Indemnity Agreement, it is hereby understood and agreed by and between the parties hereto as follows:

1. That in consideration of severance payment in the amount of $375,000 (less taxes) to be paid out over the course of fifteen (15) months, plus an additional $11,794.20 in lieu of fringe benefits, the Releasor does hereby release, acquit, and forever discharge the Releasees, individually and collectively, of and from any and all claims, actions, causes of actions, demands, rights, damages, costs, expenses, and compensation whatsoever which the Releasor now has or may hereafter acquire, arising out of or in any way connected with any and all known and unknown, foreseen and unforeseen rights, claims, and damages resulting from or in any way arising out of Releasor's employment with Releasee. This release and discharge by the Releasor (on behalf of Releasor, heirs, spouses, and assigns) in favor of the Releasees includes, but is not limited to, all claims and damages allowable by law or equity for any and all events, occurrences, and circumstances occurring by and between the Releasor and the Releasees arising from or in any way connected with Releasor's employment with the Company.

     Furthermore, all unvested ESI stock options held by Releasor shall automatically vest upon termination and, on or before the ninetieth (90th) day following termination, Releasor shall have the option, exercisable by delivery of written notice of exercise to Releasee or its successor, of converting any incentive stock options into nonqualified stock options with an exercise period extending until the earliest of twelve (12) months following such date, or the expiration date of such option.

2. This release applies to all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever known or unknown, suspected or unsuspected, including, but not limited to, rights under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, and other federal, state, or local laws, including without limitation common law prohibiting discrimination, claims growing out of any legal restrictions on the Company's right to terminate employees ("Claim" or "Claims"), which Releasor now has, owns or holds, or claims to have owned or held, or which Releasor at any time hereinafter may have owned or held or claimed to have owned or held against the Company.

     To comply with the Older Workers Benefit Protection Act of 1990, this Settlement, Release and Severance Agreement fully incorporates the legal requirements by reference into this Agreement and the company has advised employee of the legalities as follows:

     1. This Agreement is written in laymen's terms, and the Employee understands and comprehends its terms;
     2. Employee has been advised of his/her right to consult an attorney to review the Agreement, and has had the benefit of an attorney throughout the settlement process;
     3. Employee does not waive the rights or claims that may arise after the date the waiver is executed;
     4. Employee is receiving consideration beyond anything of value to which he/she is already entitled;
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     5.   Employee has been given at least forty-five (45) days within which to consider this settlement agreement;
     6. Employee has been advised to consult with an attorney prior to executing this agreement;
     7. For a period of seven (7) days after the execution of this Agreement Releasor may cancel the Agreement upon written notice to Releasees.
     8. Employee has been advised of all individuals by job title and age who have been selected for layoff or who are eligible for the Plan and the job title and ages of all individuals in the same job classification or organizational unit who are not eligible for the program. A complete list of these individuals by job title and age is attached hereto as Attachment I.

3. That it is understood and agreed by the Releasor and the Releasees that, as additional consideration for this Agreement, the proprietary and confidential information regarding the Company obtained by Releasor during his employment with the Company and the terms and conditions of this Agreement are strictly confidential and shall not be revealed to any one other than legal counsel representing the parties, tax preparers or tax consultants, or such other individuals or entities agreed to by the parties in writing, or by order of a court of competent jurisdiction. The parties to this Agreement further agree that these confidentiality provisions are significant and material provisions of this Agreement and are to be strictly adhered to and enforced.

     NONDISCLOSURE BY RELEASOR. Releasor agrees that he or she shall never, directly or indirectly, use, disseminate, disclose, lecture upon or publish any information concerning financial information, patents, copyrights, inventions, trade secrets, technical processes, methods, formulas, techniques, proprietary rights, products, services, and technical information of Extended Systems to any third party or to the public without the written consent of Extended Systems. Releasor acknowledges and agrees that he can be held liable to Extended Systems for damages caused by any improper disclosure of Extended Systems information. This shall not prohibit a discussion of information that has been previously distributed and is generally known in the computer-related industry.

     IMPROVEMENTS TO ESI PRODUCTS AND RELATED INVENTIONS. It is agreed that during the term of this Agreement any inventions or improvements of ESI products, processes, or programs conceived, designed or developed by Releasor that relate to the subject matter of materials supplied or products manufactured by ESI or that relate to the research and development of ESI or result from any task assigned to Releasor by ESI shall by property of ESI and shall be communicated by Releasor to ESI without delay. Releasor agrees to execute any necessary documents to establish ESI's ownership of the matters referred to in this paragraph or to transfer ownership from Releasor to Extended Systems. All matters referred to in this paragraph shall be protected against nondisclosure in the manner as CONFIDENTIAL INFORMATION under this Agreement.

4. Releasor also agrees that he will not to serve anywhere in the world in any capacity whatsoever, without the prior written consent of the Releasee at its absolute discretion, and whether directly or indirectly and whether on Releasor's own behalf or on behalf of any other person, firm, company or other organization or jointly: a) for a period of (15) months from the Termination Date seek or solicit any business order, instruction, or custom from any Customer in connection with the Restricted Business. Restricted Business means the design, development, manufacture, production, marketing and sale or delivery of software programs, products or services relating to the server synchronization of mobile information devices, universal mobile connectivity, or mobile data management devices. This includes work done for companies such as Pumatech; Excellenet; Sybase, and Synchrologic; b) for a period of (15) months from the Termination Date engage in the Restricted Business with any customer; c) for a period of (15) months from the Termination date, carry out, engage and/or accept employment in any business or trade which is competitive with the Restricted Business except for the ownership for investment purposes of no more than 5% of the issued ordinary shares of any company listed on any stock exchange.

5. Releasor also agrees that for a period of fifteen (15) months after the termination of their employment with Extended Systems Incorporated, that they shall not induce or attempt to induce any employee, agent or consultant of Extended Systems Incorporated or any subsidiary to terminate his or her association with Extended Systems Incorporated or any affiliates. Extended Systems Incorporated and Releasor agree that the provisions of this paragraph contain restrictions that are not greater than necessary to protect the interests of Extended Systems Incorporated. In the event of the breach or threatened breach by Releasor of this paragraph, Extended Systems Incorporated, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this paragraph.
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6.   That it is understood and agreed by the Releasor that no promise, inducement or agreement not stated herein has been made to him or her and that this Agreement contains the entire agreement among the parties hereto, and that the terms of this Agreement are contractual and not mere recitals.

7. That it is understood and agreed by the Releasor that this Agreement is entered into in the state of Idaho and shall be construed and interpreted in accordance with Idaho law.

8. Releasor also certifies that they do not have in their possession or control, and that they have not taken or will not take from the Company premises, any Company property. Company property includes, but is not limited to, products, tools, inventory, or proprietary data or copies thereof including engineering notebooks, patent applications, technical reports, or other documents, which are not generally available to the public. Releasor will retain all confidential information in trust and confidence for Extended Systems Incorporated and not disclose or discuss it with anyone or use it for personal gain. Releasor recognizes that these obligations continue beyond termination until the information becomes public or Extended Systems Incorporated grants written permission to use or disclose it.

9. Releasor further understands and agrees that all work they have done to this point will be turned over to the company prior to their termination date.

NOTE: EMPLOYEE IS HEREBY ADVISED OF HIS/HER RIGHT TO RESCIND AND NULLIFY THIS RELEASE AND SETTLEMENT AGREEMENT, WHICH RIGHT MUST BE EXERCISED, IF AT ALL, WITHIN SEVEN (7) DAYS OF THE DATE OF EMPLOYEE'S SIGNATURE. EMPLOYEE MUST REVOKE THIS RELEASE BY LETTER TO RELEASEE WITHIN SEVEN (7) DAYS. NO CONSIDERATION SHALL BE CONVEYED UNTIL SUCH TIME PERIOD HAS EXPIRED.

DATED as of August 19, 2003.                    /s/ Steven D. Simpson
             Month    Day                       -----------------------
                                                Employee and Releasor


                                                /s/ Karla K. Rosa
                                                -----------------------
                                                Company and Releasee